S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2002 (Dollars in thousands, except per share data)	Page 1 of 3
	2001				2002
For the period:	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q
Interest Income (FTE)	$44,911	$43,735	$41,792	$39,202	$36,992
Interest Expense	21,560	20,272	18,640	16,241	14,473
Net Interest Income (FTE)	23,351	23,463	23,152	22,961	22,519
Provision For Loan Losses	1,000	2,000	850	1,150	1,000
Net Interest Income After Provisions (FTE)	22,351	21,463	22,302	21,811	21,519
Security Gains, Net	1,424	2,499	4,268	1,499	1,752
Service Charges and Fees	1,715	1,765	1,888	1,932	1,772
Wealth Management	1,299	1,268	1,128	1,249	1,248
Other	2,010	2,256	2,432	2,598	2,508
Total Other Income	5,024	5,289	5,448	5,779	5,528
Salaries and Employee Benefits	6,436	6,129	6,251	6,282	6,994
Occupancy and Equip. Expense, Net	1,512	1,578	1,544	1,418	1,632
Data Processing Expense	641	677	677	638	697
FDIC Expense	72	71	72	72	71
Other	3,029	3,337	3,236	3,300	3,084
Total Other Expense	11,690	11,792	11,780	11,710	12,478
Income Before Taxes and Extraordinary Item	17,109	17,459	20,238	17,379	16,321
Taxable Equivalent Adjustment	734	738	730	736	741
Applicable Income Taxes	4,725	4,799	5,763	4,775	4,107
Net Income Before Extraordinary Item	11,650	11,922	13,745	11,868	11,473
Extraordinary Item (after-tax)	0	0	1,887	0	0
Net Income	$11,650	$11,922	$11,858	$11,868	$11,473
Per Common Share Data:
Shares Outstanding	26,960,118	26,893,489	26,776,579	26,646,179	26,520,979
Ave. Shs. Outstanding - Diluted	27,120,228	27,092,674	27,080,643	26,912,388	26,742,806
Net Income - Diluted before Extraordinary Item	$0.43	$0.44	$0.51	$0.44	$0.43
Net Income - Diluted after Extraordinary Item	$0.43	$0.44	$0.44	$0.44	$0.43
Dividends Declared	$0.22	$0.23	$0.23	$0.24	$0.24
Book Value	$10.56	$10.82	$10.88	$11.01	$11.03
Market Value	$23.14	$25.11	$23.40	$24.28	$25.45

S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2002 (Dollars in thousands)	Page 2 of 3
	2001				2002
Asset Quality Data:	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q
Nonaccrual Loans/Nonperforming Loans	$3,691	$7,840	$11,603	$8,253	$7,653
Assets acquired through foreclosure
or repossession	546	541	443	1,711	2,166
Nonperforming Assets	4,237	8,381	12,046	9,964	9,819
Loan Loss Reserve	27,993	28,451	28,764	26,926	27,853
Nonperforming Loans / Loans	0.23%	0.48%	0.71%	0.50%	0.47%
Loan Loss Reserve / Loans	1.71%	1.73%	1.75%	1.64%	1.72%
Loan Loss Reserve /
Nonperforming Loans	758%	363%	248%	326%	364%
Net Loan Charge-offs (Recoveries)	402	1,542	537	2,988	73
Net Loan Charge-offs (Recoveries)
(annualized) /Average Loans	0.10%	0.38%	0.13%	0.72%	0.02%
Balance Sheet (Period-End):
Assets	$2,354,398	$2,363,970	$2,294,868	$2,357,874	$2,362,616
Earning Assets (1)	2,185,844	2,195,954	2,131,929	2,176,629	2,203,077
Securities (1)	493,835	512,338	489,766	533,861	585,317
Loans, Gross	1,638,184	1,649,041	1,642,163	1,642,768	1,617,759
Total Deposits	1,567,006	1,595,572	1,596,400	1,611,317	1,602,308
Non-Interest Bearing Deposits	228,958	236,340	240,157	257,694	261,622
NOW, Money Market & Savings	598,199	604,690	583,849	604,872	608,743
CD's $100,000 and over	132,198	127,162	132,309	116,523	114,774
Other Time Deposits	607,651	627,380	640,085	632,227	617,169
Short-term borrowings	66,670	70,058	76,630	152,282	168,436
Long-term Debt	378,227	353,456	281,256	251,225	251,224
Shareholders' Equity	284,627	290,906	291,349	293,327	292,597
Balance Sheet (Daily Averages):
Assets	$2,311,571	$2,355,230	$2,336,508	$2,325,582	$2,330,748
Earning Assets (1)	2,148,007	2,188,529	2,171,864	2,164,272	2,169,852
Securities (1)	500,196	492,951	492,956	515,276	548,725
Loans, Gross	1,620,031	1,648,775	1,643,499	1,647,140	1,620,521
Deposits	1,531,354	1,578,771	1,597,007	1,598,356	1,598,061
Shareholders' Equity	285,041	291,984	294,918	296,085	294,636

(1) Excludes unrealized gains related to securities available for sale.

S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2002 (Dollars in thousands, except per share data)	Page 3 of 3
	2001				2002
Profitability Ratios (annualized):	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q
Return on Average Assets	2.04%	2.03%	2.01%	2.02%	2.00%
Return on Average Shareholders' Equity	16.58%	16.38%	15.95%	15.90%	15.79%
Yield on Earning Assets (FTE)	8.48%	8.02%	7.63%	7.19%	6.91%
Cost of Interest Bearing Funds	4.98%	4.56%	4.22%	3.70%	3.37%
Net Interest Margin (FTE)	4.41%	4.30%	4.23%	4.21%	4.21%
Efficiency Ratio (FTE)(1)	41.20%	41.01%	41.19%	40.74%	44.49%
Capitalization Ratios:
Dividends Paid to Net Income	50.89%	49.77%	52.16%	51.89%	55.89%
Shareholders' Equity to Assets (Period End)	12.09%	12.31%	12.70%	12.44%	12.38%
Leverage Ratio (2)	10.62%	10.61%	10.83%	10.98%	11.03%
Risk Based Capital - Tier I (3)	12.28%	12.34%	12.78%	12.69%	12.78%
Risk Based Capital - Tier II (3)	14.52%	14.69%	14.92%	14.89%	14.98%
Other Data:
Shareholders of Record	3,174	3,171	3,174	3,193	3,147
Number of Banking Offices	39	39	40	40	40
Definitions:
(1) Recurring non-interest expense divided by recurring non-interest income plus net interest income, on a fully taxable equivalent basis.
(2) Equity less goodwill to total assets and allowance for loan losses.
(3) Effective October 1, 1998, banking regulators require financial institutions to include 45% of the pretax net unrealized holding gains on available for sale equity securities in Tier 2 capital.